EXHIBIT 23.2

Consent of Independent Auditors

     We consent to the incorporation by reference in this Registration Statement (Form S-3) of Fluor Corporation of our report dated January 27, 2003, with respect to the consolidated financial statements of Fluor Corporation incorporated by reference in its Annual Report (Form 10-K) for the year ended December 31, 2002, filed with the Securities and Exchange Commission and to our report dated January 28, 2002, with respect to the consolidated financial statements of Fluor Corporation incorporated by reference in its Annual Report (Form 10-K) for the year ended December 31, 2001, filed with the Securities and Exchange Commission.

     We also consent to the reference to our firm under the caption “Experts” in the Registration Statement (Form S-3 No. 333-63984), as amended, and related Prospectus of Fluor Corporation, which is incorporated by reference in this Registration Statement.

/s/ Ernst & Young LLP
Ernst & Young LLP

Orange County, California
February 9, 2004